UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2020

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Transaction Support Agreement

On July 10, 2020, AMC Entertainment Holdings, Inc. (together with its subsidiaries, the “Company”) entered into an agreement (the “Transaction Support Agreement”), relating to a transaction to enhance the Company’s capital structure with certain holders representing a majority of each series of the Company’s outstanding Existing Subordinated Notes (as defined below) and more than 73% of the aggregate principal amount of Existing Subordinated Notes (such holders, the “Ad Hoc Group”).

Pursuant to the Transaction Support Agreement, the Company will, among other things, amend certain terms of its previously announced private offers to exchange (the “Exchange Offers”) its outstanding 6.375% Senior Subordinated Notes due 2024 (the “2024 Subordinated Sterling Notes”), 5.75% Senior Subordinated Notes due 2025 (the “2025 Subordinated Notes”), 5.875% Senior Subordinated Notes due 2026 (the “2026 Subordinated Dollar Notes”) and 6.125% Senior Subordinated Notes due 2027 (the “2027 Subordinated Notes” and, together with the 2024 Subordinated Sterling Notes, the 2025 Subordinated Notes and the 2026 Subordinated Dollar Notes, the “Existing Subordinated Notes”) for newly issued secured notes, upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum, dated June 3, 2020 (as amended by the press releases dated June 16, 2020, June 22, 2020 and June 30, 2020 and as may be further amended or supplemented from time to time, the “Offering Memorandum”), to:

•	offer to exchange any and all Existing Subordinated Notes for new 10%/12% Cash/PIK Toggle Second Lien Secured Notes due 2026 (the “New Second Lien Notes”); and

•	provide for a $200 million rights offering to holders of its Existing Subordinated Notes participating in the Exchange Offers to purchase new 10.5% First Lien Secured Notes due 2026 (the “New First Lien Notes”), to be issued by the Company.

Pursuant to the Transaction Support Agreement, the Ad Hoc Group has agreed to support the Exchange Offers by tendering all Existing Subordinated Notes held by it into the Exchange Offers and related consent solicitations (the “Consent Solicitations”) and subscribing for its pro rata share of the New First Lien Notes rights offering.

The Transaction Support Agreement contains certain representations, warranties and other agreements by the Company and the Ad Hoc Group. The parties’ obligations thereunder are subject to various customary conditions set forth therein, including the execution and delivery of definitive documentation for the Exchange Offers and Consent Solicitation in form satisfactory to the requisite holders within the Ad Hoc Group.

The foregoing descriptions of the Transaction Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Transaction Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Backstop Commitment Agreement

On July 10, 2020, the Company entered into a backstop commitment agreement (the “Backstop Commitment Agreement”) pursuant to which certain members of the Ad Hoc Group (the “Backstop Parties”) agreed to backstop 100% of the unsubscribed portion of the New First Lien Notes (the “Backstop Amount”). As consideration for the Backstop Parties’ backstop commitment, the Backstop Parties will be entitled to receive a cash premium equal to 10% of aggregate principal amount of New First Lien Notes to be issued by the Company, less the amount of any premiums paid to any holders of Existing Subordinated Notes participating in the rights offering to the extent such holders exercise their oversubscription rights as described in the Backstop Commitment Agreement, and 5,000,000 shares of the Company’s Class A common stock. In addition, certain of the initial Backstop Parties will receive a 2% arranger discount.

The Backstop Commitment Agreement contains certain representations, warranties and other agreements by the Company and the Backstop Parties. The parties’ obligations thereunder are subject to various customary conditions set forth therein. The Backstop Commitment Agreement includes termination provisions, including, without limitation, the right of the Backstop Parties to terminate the agreement, if the Exchange Offers and Consent Solicitations are not consummated by August 1, 2020 (as may be extended under certain circumstances, the “Outside Date”).

The foregoing descriptions of the Backstop Commitment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Backstop Commitment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Silver Lake Commitment

On July 10, 2020, the Company entered into a commitment, transaction support and fee letter (the “Commitment Letter”) with Silver Lake Alpine, L.P. and Silver Lake Alpine (Offshore Master), L.P. (the “Silver Lake Funds”) pursuant to which the Silver Lake Funds agreed to purchase $100 million of additional first lien notes of the Company with identical terms to the New First Lien Notes at a cash purchase price 90% of the principal amount thereof less a 2% arranger discount, and, subject to the closing of the transactions contemplated by the Transaction Support Agreement (the “Transactions”), agreed to provide their consent, as a holder of a majority of the Company’s 2.95% Senior Convertible Notes due 2024 (the “Convertible Notes”), to an amendment to the indenture governing the Convertible Notes that will permit the incurrence of all additional indebtedness of the Company and its subsidiaries contemplated by the Transactions and an additional $100 million of additional basket availability of first lien indebtedness which shall be provided under the terms of the New First Lien Notes and the New Second Lien Notes.

The parties’ obligations thereunder are subject to various conditions set forth therein, including consummation of the Transactions, execution of definitive documentation, accuracy of certain representations and warranties and payment of fees and expenses. The Commitment Letter contains customary indemnification and confidentiality obligations.

The foregoing descriptions of the Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On July 10, 2020, the Company issued a press release announcing that it has extended the early tender deadline, the withdrawal deadline and expiration time for the Exchange Offers and Consent Solicitations, upon the terms and conditions set forth in the Amended Confidential Offering Memorandum dated July 10, 2020, which amends and restates the Offering Memorandum as described above. The full text of the press release is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K under Item and 7.01, is being furnished pursuant Item 7.01 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K (including the exhibits attached hereto) includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, our liquidity, the completion of the transactions contemplated by the Transaction Support Agreement, the Exchange Offers and Consent Solicitations and Backstop Commitment Agreement. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to the expected timing of and future actions with respect to the Exchange Offers and Consent Solicitations and statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the impact of the COVID-19 virus on the Company, the motion picture exhibition industry, and the economy in general, including the Company’s response to the COVID-19 virus related to suspension of operations at theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at the Company’s facilities to protect the health and well-being of the Company’s customers and employees; the general volatility of the capital markets and the market price of the Company’s Class A common stock; motion picture production and performance; AMC’s lack of control over distributors of films; increased use of alternative film delivery methods or other forms of entertainment; general and international economic, political, regulatory and other risks, including risks related to the United Kingdom’s exit from the European Union or widespread health emergencies, or other pandemics or epidemics; risks and uncertainties relating to AMC’s significant indebtedness, including AMC’s borrowing capacity under its revolving credit agreement; AMC’s ability to execute cost cutting and revenue enhancement initiatives as previously disclosed and in connection with response to COVID-19; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; and other factors discussed in the reports the Company has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in the Offering Memorandum, the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2019 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. The Company does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Transaction Support Agreement, dated July 10, 2020.
10.2	Backstop Commitment Agreement, dated July 10, 2020.
10.3	Commitment, Transaction Support and Fee Letter, dated July 10, 2020.
99.1	Press release, dated July 10, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: July 10, 2020	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and Chief Financial Officer